EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Asante Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73454) of Asante Technologies, Inc. of our report dated October 30, 2000, except for note 10, as to which the date is December 1, 2000, relating to the financial statements and financial statement schedules, which appear in this Form 10K.


PricewaterhouseCoopers LLP

San Jose, California
December 28, 2000

                                       54